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                                                                   Exhibit 3(ii)


                          HOUSEHOLD FINANCE CORPORATION

                                     Bylaws

                          (As amended October 14, 1982)

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                                    BYLAWS OF
                          HOUSEHOLD FINANCE CORPORATION
                          (As amended October 14, 1982)

                                   ARTICLE I.

                        DEFINITIONS, PLACES OF MEETINGS.

     SECTION 1. Definitions. When used herein, "Board" shall mean the Board of Directors of this Corporation.

     SECTION 2. Places of Meetings of Stockholders and Directors. Unless the Board shall fix another place for the holding of the meeting, meetings of stockholders and of the Board shall be held at the Corporation's headquarters in Prospect Heights, Cook County, Illinois, or at such other place in Cook County specified by the person or persons calling the meeting.

                                   ARTICLE II.

                             STOCKHOLDERS MEETINGS.

     SECTION 1. Annual Meetings of Stockholders. The annual meeting of stockholders shall be held on the second Tuesday in April at 9:30 a.m. unless the Board shall fix a different date or time.

     SECTION 2. Notice of Meetings. Written notice of a meeting of stockholders setting forth the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called shall be mailed not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at the meeting.

     SECTION 3. Quorum. At any meeting of stockholders, the holders of a majority of all the outstanding shares entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business, and a majority vote of such quorum shall prevail except as otherwise required by law, the Certificate of Incorporation, or the bylaws.

     If the stockholders necessary for a quorum shall fail to be present at the time and place fixed for any meeting, the holders of a majority of the shares entitled to vote who are present in person or by proxy may adjourn the meeting from time to time, until a quorum is present, and at any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

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                                  ARTICLE III.

                               BOARD OF DIRECTORS.

     SECTION 1. General Powers. The business and affairs of this Corporation shall be managed under the direction of the Board.

     NUMBER. The number of directors shall be fixed from time to time by resolution of the Board.

     AGE LIMIT. No person who has reached the age of 72 years shall be eligible to be elected a director, but he may serve for the unexpired portion of the term during which he reaches that age.

     TENURE. The directors shall be elected at the annual meeting of stockholders. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

     VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office though less than a quorum.

     SECTION 2. Annual Meetings of Board. The annual meeting of the Board shall be held following the annual meeting of stockholders and shall be a meeting of the directors elected at such meeting of stockholders. No notice shall be required.

     SECTION 3. Regular Meetings of Board. Regular meetings of the Board shall be held at such times and places as the Board may fix. No notice shall be required.

     SECTION 4. Special Meetings of the Board. Special meetings of the Board shall be held whenever called by the President or any three or more directors. At least twenty-four hours' written or oral notice of each special meeting shall be given to each director. If mailed, notice must be deposited in the United States mail at least seventy-two hours before the meeting.

     SECTION 5. Quorum. One-third of the members of the Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board there is less than a quorum, the majority of those present may adjourn the meeting from time to time until a quorum is present. At any such adjourned meeting, a quorum being present, any business may be transacted which might have been transacted at the original meeting.

     Except as otherwise provided by law, the Certificate of Incorporation, or the bylaws, all actions of the Board shall be decided by vote of a majority of those present.

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     SECTION 6. Committees. The Board may, by resolution passed by a majority of the entire Board, designate one or more committees of directors which to the extent provided in the resolution shall have and may exercise powers and authority of the Board in the management of the business and affairs of the Corporation.

     SECTION 7. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all the members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE IV.

                                    OFFICERS.

     SECTION 1. Officers. The General Officers of the Corporation shall be a President, a Secretary and a Treasurer. The President shall be a director. General Officers shall be elected by the Board of Directors.

     The Board or the President may from time to time designate, employ, or appoint such other officers and assistant officers, agents, employees, counsel, and attorneys at law or in fact as the Board or President shall deem desirable for such periods and on such terms as are deemed advisable, and such persons shall have such titles, only such power and authority, and perform such duties as the Board or the President may determine.

     SECTION 2. Duties of President. The President shall, in general, perform all duties incident to the office of President and shall perform such other duties as may be prescribed by the Board.

     SECTION 3. Duties of Secretary. The Secretary shall record the proceedings of meetings of the stockholders and directors, give notices of meetings, and shall, in general, perform all duties incident to the office of Secretary and such other duties as may be prescribed by the Board.

     SECTION 4. Duties of Treasurer. The Treasurer shall have custody of all funds, securities, evidences of indebtedness, and other similar property of the Corporation, and shall, in general, perform all duties incident to the office of Treasurer and such other duties as may be prescribed by the Board.

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                                   ARTICLE V.

                            MISCELLANEOUS PROVISIONS.

     SECTION 1. Waiver of Notice. Whenever notice is required to be given, a written waiver thereof signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 2. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

                                   ARTICLE VI.

                                EMERGENCY BYLAWS.

     SECTION 1. When Operative. Notwithstanding any different provision in the preceding Articles of the bylaws or in the Certificate of Incorporation, the emergency bylaws provided in this Article VI shall be operative during any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board or a standing committee thereof cannot readily be convened for action.

     SECTION 2. Board Meetings. During any such emergency, a meeting of the Board may be called by any director or, if necessary, by any officer who is not a director. The meeting shall be held at such time and place, within or without Cook County, Illinois, specified by the person calling the meeting and in the notice of the meeting which shall be given to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio. Such advance notice shall be given as, in the judgment of

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the person calling the meeting, circumstances permit. Two directors shall constitute a quorum for the transaction of business. To the extent required to constitute a quorum at the meeting, the officers present shall be deemed, in order of rank and within the same rank in order of seniority, directors for the meeting.

     SECTION 3. Amendments to Emergency Bylaws. These emergency bylaws may be amended, either before or during any emergency, to make any further or different provision that may be practical and necessary for the circumstances of the emergency.

                                  ARTICLE VII.

                                INDEMNIFICATION.

     SECTION 1. Indemnification of Directors, Officers, Employees and Agents. To the extent not prohibited by applicable law, the Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action, suit or proceeding, by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, from and against any and all liability and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 2. Determination of Right to Indemnification. Any indemnification under Section 1 (except indemnification in connection with the successful defense on the merits or otherwise, of any action, suit or proceeding or any claim, issue or matter therein, or except indemnification ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the

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circumstances because he has met the applicable standard of conduct set forth in
Section 1. Such determination shall be made (1) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the Corporation.

     SECTION 3. Advances. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article of these bylaws.

     SECTION 4. Exclusivity. The indemnification provided by this Article of these bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, resolution, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 5. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article of these bylaws or otherwise.


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